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                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY



                    COLLATERAL PLEDGE AND SECURITY AGREEMENT


                  THIS Collateral Pledge and Security Agreement (the "Pledge Agreement") is made and entered into as of September 29, 1997 by MGC Communications, Inc., a Nevada corporation (the "Pledgor"), having its principal office at 3165 Palm Centre Drive, Las Vegas Nevada 89103, in favor of Marine Midland Bank, having an office at 140 Broadway, New York, New York 10555, in its capacity as trustee under the Indenture (as defined below), as collateral agent (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) of the Pledgor.

                                   WITNESSETH

                  WHEREAS, the Pledgor and the Trustee have entered into that certain indenture dated as of September 29, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing on the date hereof $160,000,000 in aggregate principal amount of 13% Senior Secured Notes due 2004 (the "Notes") issued in connection with an offering of 160,000 Units, each Unit consisting of $1,000 principal amount of Notes and one Warrant to purchase 8.07 shares of common stock of the Company. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture; and

                  WHEREAS, the Pledgor agreed, pursuant to the Indenture, to (i) purchase securities that are direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged (the "Pledged Securities") in an amount sufficient upon receipt of scheduled interest and principal payments in respect of Pledged Securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for payment in full of the first six scheduled interest payments due on the Notes and (ii) place such Pledged Securities in an account held by the Trustee for the benefit of Holders of the Notes; and

                  WHEREAS, the Pledgor is the legal and beneficial owner of the Pledged Securities; and,

                  WHEREAS, to secure its obligations under the Indenture and the Notes (the "Obligations"), the Pledgor has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders of Notes, and grant to the Trustee for its benefit and the ratable benefit of the Holders of Notes, a security interest in the Pledged Securities and the Pledge Account (as defined below) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all such Obligations.

                                    AGREEMENT

                  NOW, THEREFORE, in order to induce the Holders of Notes to purchase the Notes, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgor hereby agrees with the Trustee for its benefit and for the ratable benefit of the Holders of Notes as follows:





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                  SECTION 1. Pledge and Grant of Security Interest. The Pledgor
hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of Notes, a continuing first priority security interest in and to (a) all of Pledgor's right, title and interest in the Pledged Securities and the Pledge Account, (b) the certificates or other evidence of ownership representing the Pledged Securities and the Pledge Account and (c) except as otherwise provided herein, all products and proceeds of any of the Pledged Securities, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all the Pledged Securities (collectively, the "Collateral").

                  SECTION 2. Security for Obligations. This Pledge Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations.

                  SECTION 3. Delivery of Collateral; Pledge Account; Interest; Substitution of Collateral.

                  3.1 All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. All funds deposited or held in the Pledge Account shall be invested by the Trustee in accordance with the instructions of the Pledgor. Pledgor hereby directs the Trustee to purchase the securities listed on Schedule A hereto.

                  3.2 Concurrently with the execution and delivery hereof, the Trustee shall establish an account for the deposit of the Pledged Securities (the "Pledge Account") at its office at 140 Broadway, New York, New York 10555. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account for the benefit of the Trustee and the ratable benefit of the Holders of Notes.

                  3.3 All interest earned on any Collateral shall be retained in the Pledge Account (or reinvested, as the case may be), pending disbursement pursuant to the terms hereof.

                  3.4 Pending disbursement of funds from the Pledge Account as contemplated hereby, the Trustee may, and at the direction of the Pledgor will, reinvest any interest payments received in respect of the Pledged Securities in money market deposit accounts issued or offered by an Eligible Institution provided that any monies so reinvested and the securities acquired thereby must be (a) held as Collateral in the Pledge Account, (b) subject to the security interest created hereby and (c) otherwise subject to the terms hereof.

                  SECTION 4.  Disbursements.

                  4.1 Up to five (5) Business Days prior to the date of any of the first six scheduled Interest Payments due on the Notes, the Pledgor may, in writing, direct the Trustee to transfer from the Pledge Account to the Trustee in its capacity as Paying Agent funds necessary to provide for payment in full or any portion of the next scheduled interest payment on the Notes. Upon receipt of such written request,


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the Trustee will take any action necessary to provide for the payment of such interest Payment on the Notes directly to the Holders of Notes from proceeds of the Pledged Securities in the Pledge Account.

                  4.2 If the Pledgor makes any interest payment or portion of an interest payment for which the Pledged Securities are collateral from a source of funds other than the Pledge Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment, direct the Trustee in writing to release to the Pledgor or at the direction of the Pledgor an amount of funds from the Pledge Account less than or equal to the amount of Pledgor Funds so expended. Upon receipt of a direction from the Pledgor and any other documentation reasonably satisfactory to the Trustee to substantiate such use of Pledgor Funds by the Pledgor (including the certificate described in the following sentence), the Trustee will take any action necessary to enable it to pay over to the Pledgor the requested amount. Concurrently with any release of funds to the Pledgor pursuant to this Section 4.2, the Pledgor will deliver to the Trustee an Officers' Certificate stating that such use of Pledgor Funds has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor.

                  4.3 If at any time the amount of Pledged Securities exceeds 100% of the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments then remaining, up to and including the sixth scheduled interest payment), the Pledgor may direct the Trustee in writing to release any such overfunding to it. Upon receipt of a request from the Pledgor and any other documentation reasonably satisfactory to the Trustee to substantiate such excess, the Trustee will pay over to the Pledgor any such overfunded amount.

                  4.4 Upon payment in full of the first six scheduled interest payments on the Notes, the security interest in the Collateral evidenced by this Pledge Agreement will terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to Holders as payment of interest, to the Company or otherwise, the security interest evidenced by this Pledge Agreement in the Collateral so released will terminate and be of no further force and effect.

                  SECTION 5. Representations and Warranties. The Pledgor hereby represents and warrants that:

                           (1) The execution, delivery and performance by the Pledgor of this Pledge Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

                           (2) The Pledgor is the record and beneficial owner of the Collateral, free and clear of any Lien or claims of any Person (except for the security interests granted under this Pledge



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         Agreement). No financing statement covering the Pledged Securities is on file in any public office other than the financing statements filed pursuant to this Pledge Agreement.

                           (3) This Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

                           (4) Upon the delivery to the Trustee of the certificates representing the Pledged Securities and any filing of financial statements required by the Uniform Commercial Code (the "UCC"), the pledge of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Obligations for the benefit of the Trustee and the ratable benefit of the Holders of Notes, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Collateral from the Pledgor other than as permitted by the Indenture.

                           (5) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
         (a) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for any filings necessary to perfect Liens on the Collateral) or (b) for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

                           (6) No litigation, proceeding, or, to the knowledge of Pledgor, investigation of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor with respect to this Pledge Agreement or any of the transactions contemplated hereby, except as disclosed in the Offering Memorandum.

                           (7) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

                  SECTION 6. Further Assurance. The Pledgor will, promptly upon request by the Trustee, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, all in form and substance satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or, in the reasonable opinion of the Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Pledge Agreement. The Pledgor also hereby authorizes the Trustee to file any financing or continuation statements with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor will pay all costs incurred by the Trustee in connection with any of the foregoing.


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                  SECTION 7. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders of Notes from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first six scheduled interest payments on the Notes:

                           (1) The Pledgor will not (a) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the Lien created pursuant to this Pledge Agreement) and at all times will be the sole beneficial owner of the Collateral.

                           (2) The Pledgor will not (a) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or
         (b) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Collateral.

                  SECTION 8. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to Article 6 of the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of
Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof; (c) giving of any notices or recording of any Liens under Section 6 hereof; (d) making of any payments or taking any acts under Section 9 hereof and (e) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole discretion, and such payments made by the Trustee to become the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

                  SECTION 9. Trustee May Perform. If the Pledgor fails to perform any agreement contained herein in accordance with the terms hereof, the Trustee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

                  SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the Trustee's and the Holders' of Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith other than those imposed under applicable law. Except as provided by applicable law, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property in similar situations, it being




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understood that the Trustee shall not have any responsibility for (a)
ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                  SECTION 11. Indemnity. The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations and liabilities, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Trustee's acceptance of its duties hereunder or its performance under this Pledge Agreement, except to the extent that such claim, action, obligation or liability is directly attributable to the bad faith, gross negligence or willful misconduct of such indemnified person. IT IS THE INTENT OF THE PLEDGOR TO INDEMNIFY AND HOLD HARMLESS THE TRUSTEE FOR CLAIMS, ACTIONS, OBLIGATIONS OR LIABILITIES ARISING FROM THE TRUSTEE'S PERFORMANCE UNDER THIS PLEDGE AGREEMENT INCLUDING THE TRUSTEE'S NEGLIGENCE.

                  SECTION 12.  Remedies Upon Event of Default.

                  If an Event of Default under the Indenture shall have occurred and be continuing:

                           (1) The Trustee and the Holders of Notes shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at a public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 15.1 hereof, at least thirty (30) days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                           (2) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants



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         contained in this Section 12 will cause irreparable injury to the
         Trustee and the Holders of Notes, that the Trustee and the Holders of Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                  SECTION 13. Expenses. The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Trustee that the Trustee may incur in connection with
(a) the administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  SECTION 14. Security Interest Absolute. All rights of the Trustee and the Holders of Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                           (1) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                           (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

                           (3) any exchange, surrender, release or
         non-perfection of any Liens on any other collateral for all or any of the Obligations; or

                           (4) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

                  SECTION 15.  Miscellaneous Provisions.

                  15.1 Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, as set forth or provided for in Section 10.02 of the Indenture.

                  15.2 No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Pledge Agreement.

                  15.3 Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part



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thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

                  15.4 Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  15.5 Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  15.6 Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

                  15.7 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  15.8 Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  15.9     Continuing Security Interest; Termination.

                           (1) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. This Pledge Agreement shall be binding upon the Pledgor, its successors and assigns, and shall inure, together with the rights


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         and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of Notes and their respective successors, transferees and assigns.

                           (2) Subject to the provisions of Section 15.10 hereof, this Pledge Agreement shall terminate upon the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. At such time, the Trustee shall, at the written request of the Pledgor, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of the Pledgor.

                  15.10 Survival of Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.

                  15.11 Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                  15.12    Authority of the Trustee.

                           (1) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee, any director, officer, employee, attorney or agent of the Trustee nor the Holders of Notes shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own bad faith, gross negligence or willful misconduct, nor shall the Trustee be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons.

                           (2) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of Notes with full and valid



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

         authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

                           (3) In the performance of its duties hereunder, the Trustee shall be entitled to the benefits of Sections 7.01, 7.02, 7.03 and 7.04 of the Indenture.

                  15.13 Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that they will not render this Pledge Agreement not entitled to be recorded, registered or filed under provisions of any applicable law.

                  15.14 Final Expression. This Pledge Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  15.15 Rights of Holders of Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

                  15.16 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                        (1) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                        (2) THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF,
         IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE OTHER SECURITY DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGEMENT OR


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

         OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                           (3) THE PLEDGOR AND THE TRUSTEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                           (4) THE PLEDGOR AGREES THAT NEITHER THE TRUSTEE NOR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                           (5) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT, THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF NOTES ON THE OTHER HAND.


                            [SIGNATURE PAGE FOLLOWS]



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



                  IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                       Pledgor:

                                       MGC COMMUNICATIONS, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       Trustee:

                                       MARINE MIDLAND BANK, as Trustee


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                   Schedule A










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